EXHIBIT 4

                          PLAN AND AGREEMENT OF MERGER




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                          PLAN AND AGREEMENT OF MERGER

                                       OF

                              ENDOVASC LTD., INC.
                            (A DELAWARE CORPORATION)

                                      AND

                                 ENDOVASC, INC.
                             (A NEVADA CORPORATION)

PLAN AND AGREEMENT OF MERGER entered into on February 24, 2003, by and between ENDOVASC LTD., INC., a Delaware corporation ("ENDV-Delaware"), and ENDOVASC, INC., a Nevada corporation ("ENDV-Nevada").

     WHEREAS, ENDV-Delaware is a business corporation of the State of Delaware with its registered office therein located at 1209 Orange Street, Wilmington, County of Newcastle, Delaware; and

     WHEREAS, the total number of shares of stock which ENDV-Delaware has authority to issue is 220,000,000, of which 200,000,000 are common stock, $.001 par value per share, and 20,000,000 are preferred stock, $.001 par value per share; and

     WHEREAS, ENDV-Nevada is a business corporation of the State of Nevada with its registered office therein located at 502 East John Street, City of Carson City; and

     WHEREAS, the total number of shares of stock which ENDV-Nevada has authority to issue is 220,000,000, of which 200,000,000 are common stock, $.001 par value per share, and 20,000,000 are preferred stock, $.001 par value per share; and

     WHEREAS, the Delaware General Corporation Law Act permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

     WHEREAS, the General Corporation Law of the State of Nevada permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Nevada; and

     WHEREAS, ENDV-Delaware and ENDV-Nevada and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge
ENDV-Delaware with and into ENDV-Nevada pursuant to the provisions of the Delaware General Corporation Law and pursuant to the provisions of the General Corporation Law of the State of Nevada upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto hereby determine and agree as follows.


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                                    ARTICLE I
                                     MERGER

1.1. CONSTITUENT CORPORATIONS. The name, address and jurisdiction of organization of each of the constituent corporations are set forth below.

          A. Endovasc Ltd., Inc., a corporation organized under and governed by the laws of the State of Delaware with a principal place of business at 15001 Walden Road, Suite 201, Montgomery, Texas (the "terminating corporation").

          B. Endovasc, Inc., a corporation organized under and governed by the laws of the State of Nevada with a principal place of business at 15001 Walden Road, Suite 201, Montgomery, Texas (the "surviving corporation").

1.2. SURVIVING CORPORATION. Endovasc, Inc. shall be the surviving corporation. The principal place of business, Articles of Incorporation, bylaws, officers and directors of Endovasc, Inc. shall survive the merger without amendment or revision and be the principal place of business, Articles of Incorporation, bylaws, officers and directors of the surviving corporation.

1.3. MERGER. On the Effective Date (as hereinafter set forth) and subject to the terms and conditions of this Agreement, the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), and the applicable provisions of Title 7, Chapter 78 of the Nevada Revised Statutes ("Nevada Law"), ENDV-Delaware is merged with and into ENDV-Nevada. The separate existence of ENDV-Delaware shall cease on and after the Effective Date.

                                   ARTICLE II
                        EXCHANGE AND CONVERSION OF SHARES

2.1. CONVERSION  OF  CAPITAL  STOCK.

          A. On the Effective Date, each issued and outstanding share of the common stock, $.001 par value per share, of ENDV-Delaware shall be converted into the right to receive one and one-fifth (1.20), fully paid and non-assessable share of the common stock, $.001 par value per share, of ENDV-Nevada.

          B. . On the Effective Date, each issued and outstanding share of the preferred stock of any series or class of ENDV-Delaware shall be converted into the right to receive one fully paid and non-assessable share of preferred stock, $.001 par value per share, of ENDV-Nevada with substantially identical rights and preferences.

2.2. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued by ENDV-Nevada as a result of the merger. Each fractional share that would otherwise result from the merger shall be cancelled and returned to the authorized and unissued capital stock of ENDV-Nevada and a full share of ENDV-Nevada common stock, $.001 par value per share, shall be issued in its place.


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2.3. MANDATORY  EXCHANGE.  Pursuant  to  the  provisions  of  NRS  78.250,  any certificate representing shares of the common stock, $.001 par value per share, or preferred stock, $.001 par value per share, of ENDV-Delaware are shall be surrendered to ENDV-Nevada for cancellation and exchanged for certificates representing shares of ENDV-Nevada common stock, $.001 par value per share, or preferred stock, $.001 par value per share. Any stock represented by certificates that have not been so surrendered and exchanged shall not be entitled to notice of or to vote on any matters on which the shareholders of ENDV-Nevada are entitle to vote and shall not be entitled to receive any distributions on ENDV-Nevada capital stock. Without limiting any rights or remedies available to it, ENDV-Nevada may sue in any court with jurisdiction to cause any stockholder of ENDV-Delaware to tender certificates representing shares owned by such stockholder to be tendered to ENDV-Nevada for exchange.

2.4. CANCELLATION OF EXISTING SHARES. On the Effective date, each share of the common stock, $.001 par value per share, of ENDV-Nevada outstanding immediately prior to the merger shall be cancelled and returned to the authorized and unissued capital stock of ENDV-Nevada.


                                   ARTICLE III
                       ADDITIONAL COVENANTS AND AGREEMENTS

3.1. OUTSTANDING OPTIONS AND WARRANTS. Except to the extent otherwise provided in outstanding options, warrants, and other rights to purchase shares of the common stock, $.001 par value per share, of ENDV-Delaware, each option, warrant or other right to purchase shares of the common stock, $.001 par value per share, of ENDV-Delaware, shall be exercisable to purchase one and one-fifth (1.20) shares of the common stock, $.001 par value per share, of ENDV-Nevada on the same terms and conditions.

3.2. SUBMISSION TO SERVICE IN DELAWARE. ENDV-Nevada agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the ENDV-Nevada arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding.

3.3. COOPERATION. In the event that this Agreement is approved and adopted by the stockholders of ENDV-Delaware in accordance with Delaware Law, the parties hereto agree that they will cause to be executed and filed and recorded any document or documents prescribed by Delaware Law or Nevada Law, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Nevada and elsewhere to effectuate the merger herein provided for.


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3.4. ADDITIONAL  ASSURANCES.  ENDV-Delaware  hereby  appoints  the  officers and directors, each acting alone, as its true and lawful attorneys in fact to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.


                                   ARTICLE IV
                                 EFFECTIVE DATE

4.1. EFFECTIVE DATE. This merger shall be effective in the State of Delaware and the State of Nevada, shall be on the last to occur of the following (the "Effective Date"):

          A. the approval of this Agreement by the stockholders of ENDV-Delaware in accordance with Delaware Law; or

          B. the date this Agreement, or a certificate of merger meeting the requirements of Nevada Law, is filed with the Secretary of State of the State of Nevada; or

          C.  March  31,  2003.

4.2. TERMINATION. Notwithstanding the full approval and adoption of this Agreement, the said Agreement may be terminated by either party at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

4.3. AMENDMENT. Notwithstanding the full approval and adoption of this Agreement, this Agreement may be amended at any time and from time to time prior to the filing thereof with the Secretary of State of the State of Nevada except that, without the approval of the stockholders of ENDV-Delaware and the stockholders of ENDV-Nevada, no such amendment may (a) change the rate of exchange for any shares of ENDV-Delaware or the types or amounts of consideration that will be distributed to the holders of the shares of stock of ENDV-Delaware; (b) change any term of the Articles of Incorporation of ENDV-Nevada; or (c) adversely affect any of the rights of the stockholders of ENDV-Delaware or ENDV-Nevada.


ARTICLE V
---------
                                  MISCELLANEOUS

5.1. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which may have different signatures and be signed at different times. When all parties have signed at least one counterpart, each counterpart shall be deemed complete and shall constitute the same instrument.

5.2. ENTIRE AGREEMENT. This Agreement and the is intended by the parties to be the final expression of their agreement with respect to the matter set forth herein and is intended to contain all of the terms of such agreement without the need to refer to other documents. There are no other understandings, written or oral, among the parties with respect to the matter set forth herein.


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5.3. AMENDMENT.  This  Agreement  may  not  be  amended  except  by  a  written instrument  signed  by  the  parties  hereto.

IN WITNESS WHEREOF, this Agreement is hereby executed upon behalf of each of the parties thereto this February 24, 2003.

ENDOVASC LTD., INC.


By:  /s/  David P. Summers
     ---------------------------------
     David P. Summers
     Chief Executive Officer & President


ENDOVASC, INC.

By:  /s/ David P. Summers
     ---------------------------------
     David P. Summers
     Chief Executive Officer


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